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Exhibit 10.92

AMENDMENT TWO

TO

Countrywide Financial Corporation
Selected Employee Deferred Compensation Plan

        WHEREAS, Countrywide Financial Corporation, a Delaware corporation (the "Company"), wishes to amend the Selected Employee Deferred Compensation Plan (the "Plan") in accordance with Section 3.02 of IRS Notice 2006-79, 2006-43 I.R.B. 763 (Oct. 4, 2006), to permit certain Plan participants to elect, by September 30, 2007, to receive a lump sum payment on or about January 2, 2008 with respect to all or a portion of their vested Plan account balances that are attributable to amounts credited to their Plan accounts after December 31, 2004.

        NOW THEREFORE, the Plan is amended, effective August 16, 2007, in accordance with Section 13.2 of the Plan in the following manner:

1.
Article 5 is revised by adding new Section 5.5 at the end thereof to read as follows:

5.5
SPECIAL 2007 ELECTION AND 2008 DISTRIBUTION OPPORTUNITY.    Notwithstanding any provision of Article 5, 6, 7, 8, 9 or 10 to the contrary, to the extent permitted by the Committee or its designee in its sole discretion, a Participant may change his or her distribution elections with respect to any portion of his or her vested Account Balance that is attributable to Annual Deferral Amounts, Company Contribution Amounts and Company Discretionary Match Amounts credited on behalf of the 2005, 2006 and/or 2007 Plan Years without regard to the limitations set forth in Code Section 409A(a)(2), provided (i) the Participant delivers a properly executed superseding distribution election form in the manner prescribed by the Committee no later than September 30, 2007, and (ii) such election does not affect payments that would otherwise be made in 2007 absent the election. The portion of any Participant's vested Account Balance that becomes subject to this Section 5.5 shall be paid to the Participant in a lump sum on January 2, 2008 (or as soon thereafter in 2008 as is administratively practicable). The Committee or its designee is not required to provide this opportunity to all Participants, and may limit this opportunity (in accordance with applicable law) to the Participant(s) it deems appropriate in its sole discretion.

<Signature page to follow>

        WHEREFORE, the Company has caused this Amendment Two to be signed by it duly authorized officer this 16th day of August 2007.

COUNTRYWIDE FINANCIAL CORPORATION
			By:	/s/ Marshall M. Gates
				Name:	Marshall M. Gates
				Title:	Senior Managing Director, Chief Administrative Officer
Attest:
By:	/s/ Leora I. Goren
	Name:	Leora I. Goren
	Title:	Senior Managing Director, Chief Human Resources Officer

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  Exhibit 10.92
AMENDMENT TWO TO Countrywide Financial Corporation Selected Employee Deferred Compensation Plan